Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-120541 of United Financial Mortgage Corp. on Form S-8 of our report dated July 22, 2005 on the consolidated financial statements of United Financial Mortgage Corp. appearing in the 2005 Form 10-K of United Financial Mortgage Corp.

Crowe Chizek and Company LLC

Oak Brook, Illinois
July 29, 2005

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